[WFS FINANCIAL LOGO]                                                EXHIBIT 20.2

                        WFS FINANCIAL 2004-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 18, 2005

                                                                                                      DOLLARS
                                                                                                   --------------
COLLECTIONS

Payments received                                                                                   49,237,959.91
      Plus / (Less) :
          Net Servicer Advances                                                                        135,283.01
          Investment Earnings on funds in the Collection Account                                        86,508.42
                                                                                                   --------------
Net Collections                                                                                     49,459,751.34
      Plus / (Less) :
          Funds in Spread Account                                                                   13,564,783.05

                                                                                                   --------------
Total Available Funds                                                                               63,024,534.39
                                                                                                   ==============

DISTRIBUTIONS

      Servicing Fee                                                                  1,410,423.00
      Trustee and Other Fees                                                            16,357.90
                                                                                     ------------

Total Fee Distribution                                                                               1,426,780.90

      Note Interest Distribution Amount - Class A-1                     364,429.14
      Note Interest Distribution Amount - Class A-2                     781,250.00
      Note Interest Distribution Amount - Class A-3                     866,683.33
      Note Interest Distribution Amount - Class A-4                     667,933.33
                                                                     -------------
                                                                      2,680,295.80

      Note Principal Distribution Amount - Class A-1                 45,366,490.02
      Note Principal Distribution Amount - Class A-2                          0.00
      Note Principal Distribution Amount - Class A-3                          0.00
      Note Principal Distribution Amount - Class A-4                          0.00
                                                                     -------------
                                                                     45,366,490.02
Total Class A Interest and Principal Distribution                                                   48,046,785.82

      Note Interest Distribution Amount - Class B-1                     136,937.50
      Note Principal Distribution Amount - Class B-1                          0.00
                                                                     -------------

Total Class B Interest and Principal Distribution                                                      136,937.50

      Note Interest Distribution Amount - Class C-1                     149,800.00
      Note Principal Distribution Amount - Class C-1                          0.00
                                                                     -------------

Total Class C Interest and Principal Distribution                                                      149,800.00

      Note Interest Distribution Amount - Class D-1                     135,741.67
      Note Principal Distribution Amount - Class D-1                          0.00
                                                                     -------------

Total Class D Interest and Principal Distribution                                                      135,741.67

      Spread Account Deposit                                                                        13,128,488.50
                                                                                                   --------------

Total Distributions                                                                                 63,024,534.39
                                                                                                   ==============

                        WFS FINANCIAL 2004-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 18, 2005

PORTFOLIO DATA:

                                                                       # of loans
      Beginning Aggregate Principal Balance                                83,858                  1,354,006,016.73

          Less:  Principal Payments                                                (21,317,862.48)
                 Full Prepayments                                          (1,403) (17,656,094.62)
                 Partial Prepayments                                            -               -
                 Liquidations                                                (151)  (2,183,209.47)
                                                                                   --------------
                                                                                                     (41,157,166.57)
                                                                                                   ----------------
      Ending Aggregate Principal Balance                                   82,304                  1,312,848,850.16
                                                                                                   ================

Ending Outstanding Principal Balance of Notes                                                      1,262,004,228.68
Overcollateralization Amount                                                                          50,844,621.48
Overcollateralization Level                                                                                    3.87%

OTHER RELATED INFORMATION:

Spread Account:

                 Beginning Balance                                                  13,540,060.17
                       Investment earnings on funds in spread account                   24,722.88
                       Less: Funds included in Total Available Funds               (13,564,783.05)
                       Deposits                                                     13,128,488.50
                       Reductions                                                               -
                                                                                   --------------
                 Ending Balance                                                                       13,128,488.50

                 Beginning Initial Deposit                                          14,000,000.00
                       Repayments                                                               -
                                                                                   --------------
                 Ending Initial Deposit                                                               14,000,000.00

Servicer Advances:
                 Beginning Unreimbursed Advances                                       802,884.85
                 Net Advances                                                          135,283.01
                                                                                   --------------
                                                                                                         938,167.86

Net Charge-Off Data:
                 Charge-Offs                                                           627,065.89
                 Recoveries                                                            (88,042.42)
                                                                                   --------------
                 Net Charge-Offs                                                                         539,023.47

Delinquencies ( P&I):                                                  # of loans
                 30-59 Days                                                   839    9,447,869.56
                 60-89 Days                                                   142    1,660,605.16
                 90-119 Days                                                    5       62,688.75
                 120 days and over                                              -               -

Repossessions                                                                  29      248,004.00

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the
   Sale and Servicing Agreement)                                                -                                 -

Cumulative Charge-Off Percentage                                                                               0.04%

WAC                                                                                                         11.1884%
WAM                                                                                                          61.332

                        WFS FINANCIAL 2004-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 18, 2005

                              BEGINNING       NOTE MONTHLY                  TOTAL
             ORIGINAL        OUTSTANDING       PRINCIPAL      PRIOR       PRINCIPAL
            PRINCIPAL         PRINCIPAL      DISTRIBUTABLE  PRINCIPAL   DISTRIBUTABLE
CLASSES      BALANCE           BALANCE          AMOUNT      CARRYOVER      AMOUNT
--------------------------------------------------------------------------------------
  A-1      247,000,000.00    196,370,718.70  45,366,490.02     0.00    45,366,490.02
  A-2      375,000,000.00    375,000,000.00           0.00     0.00             0.00
  A-3      349,000,000.00    349,000,000.00           0.00     0.00             0.00
  A-4      233,000,000.00    233,000,000.00           0.00     0.00             0.00
  B-1       52,500,000.00     52,500,000.00           0.00     0.00             0.00
  C-1       56,000,000.00     56,000,000.00           0.00     0.00             0.00
  D-1       45,500,000.00     45,500,000.00           0.00     0.00             0.00
--------------------------------------------------------------------------------------
TOTAL    1,358,000,000.00  1,307,370,718.70  45,366,490.02     0.00    45,366,490.02
--------------------------------------------------------------------------------------

                                         REMAINING             TOTAL
            PRINCIPAL      CURRENT      OUTSTANDING          PRINCIPAL
           DISTRIBUTION   PRINCIPAL      PRINCIPAL         AND INTEREST
CLASSES       AMOUNT      CARRYOVER       BALANCE          DISTRIBUTION
-----------------------------------------------------------------------
  A-1      45,366,490.02     0.00      151,004,228.68     45,730,919.16
  A-2               0.00     0.00      375,000,000.00        781,250.00
  A-3               0.00     0.00      349,000,000.00        866,683.33
  A-4               0.00     0.00      233,000,000.00        667,933.33
  B-1               0.00     0.00       52,500,000.00        136,937.50
  C-1               0.00     0.00       56,000,000.00        149,800.00
  D-1               0.00     0.00       45,500,000.00        135,741.67
-----------------------------------------------------------------------
TOTAL      45,366,490.02     0.00    1,262,004,228.68     48,469,264.99
-----------------------------------------------------------------------

                   NOTE MONTHLY                  TOTAL
                     INTEREST       PRIOR      INTEREST       INTEREST     CURRENT   DEFICIENCY  POLICY
 NOTE    INTEREST  DISTRIBUTABLE   INTEREST  DISTRIBUTABLE  DISTRIBUTION  INTEREST      CLAIM    CLAIM
CLASSES    RATE        AMOUNT     CARRYOVER     AMOUNT         AMOUNT     CARRYOVER    AMOUNT    AMOUNT
-------------------------------------------------------------------------------------------------------
  A-1     2.08780%    364,429.14    0.00        364,429.14    364,429.14    0.00        0.00      0.00
  A-2     2.50000%    781,250.00    0.00        781,250.00    781,250.00    0.00        0.00      0.00
  A-3     2.98000%    866,683.33    0.00        866,683.33    866,683.33    0.00        0.00      0.00
  A-4     3.44000%    667,933.33    0.00        667,933.33    667,933.33    0.00        0.00      0.00
  B-1     3.13000%    136,937.50    0.00        136,937.50    136,937.50    0.00        0.00      0.00
  C-1     3.21000%    149,800.00    0.00        149,800.00    149,800.00    0.00        0.00      0.00
  D-1     3.58000%    135,741.67    0.00        135,741.67    135,741.67    0.00        0.00      0.00
-------------------------------------------------------------------------------------------------------
 TOTAL              3,102,774.97    0.00      3,102,774.97  3,102,774.97    0.00        0.00      0.00
-------------------------------------------------------------------------------------------------------

                        WFS FINANCIAL 2004-4 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 18, 2005

Detailed Reporting

         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated October 01, 2004.

                                              ----------------------------------
                                              Lori Bice
                                              Assistant Vice President
                                              Director Technical Accounting

                                              ----------------------------------
                                              Susan Tyner
                                              Vice President
                                              Assistant Controller